Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-290770 on Form S-8 of our report dated November 20, 2025, relating to the financial statements of Phoenix Education Partners, Inc. (formerly known as AP VIII Queso Holdings, L.P.) appearing in this Annual Report on Form 10-K for the year ended August 31, 2025.

/s/ Deloitte & Touche LLP

Tempe, Arizona

November 20, 2025